Exhibit 99.1

U.S. Energy Corp. Announces Redemption of All Outstanding Series A Convertible Preferred Stock

HOUSTON, TX – January 7, 2021 — U.S. Energy Corp. (NASDAQCM: USEG) (“We”, “U.S. Energy” or the “Company”) today announced that it has redeemed all of its issued and outstanding Series A Convertible Preferred Stock (“Preferred Stock”) in exchange for a combination of cash and common stock pursuant to the terms of an Exchange Agreement.

Management Comments

“Completing the redemption of our outstanding Preferred Stock represents a tremendous milestone in the continued growth of U.S. Energy,” said Ryan Smith, U.S. Energy’s Chief Executive Officer. “This transaction further strengthens U.S. Energy’s already strong balance sheet while opening up a wide range of attractive opportunities for the Company to pursue, due to our simplified capital structure. The Preferred Stock has been a significant burden on the Company’s balance sheet for years and we are pleased to reach an agreement that continues building equity value for U.S. Energy’s common shareholders.”

Transaction Summary

On December 31, 2020, U.S. Energy entered into and closed an Exchange Agreement with the holder of its existing Series A Convertible Preferred Stock, which had a liquidation preference of approximately $3.5mm at September 30, 2020, and accrued quarterly dividends of 12.25% per annum. Pursuant to the Exchange Agreement, the Preferred Stock was redeemed in exchange for $2.0mm in cash and 328,000 shares of U.S. Energy common stock. As a result of the Exchange Agreement, the Company no longer has any Series A Convertible Stock issued or outstanding and the Investor Rights Agreement by and between U.S. Energy and the holder of the Preferred Stock has been terminated.

About U.S. Energy Corp.

We are an independent energy company focused on the acquisition and development of oil and gas producing properties in the United States. Our business is currently focused on targeting mature, low decline assets with existing infrastructure that allows us to maximize our return on capital in a sustainable and efficient manner. More information about U.S. Energy Corp. can be found at www.usnrg.com.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of, and within the safe harbor provided by the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included herein may constitute forward-looking statements. Forward-looking statements in this document may include statements concerning the Company’s expectations regarding the Company’s operational, exploration and development plans; expectations regarding the nature and amount of the Company’s reserves; and expectations regarding production, revenues, cash flows and recoveries. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in oil and natural gas prices, uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and natural gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (SEC). More information about the risks and uncertainties faced by U.S. Energy are detailed from time to time in U.S. Energy’s periodic reports filed with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, under the headings “Risk Factors”. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made only as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Corporate Contact:

U.S. Energy Corp.

Ryan Smith

Chief Executive Officer

(303) 993-3200

www.usnrg.com